Assignment Form
Please complete this form and send it back to us in the prepaid envelope.
Include a copy of your Driver’s License so we can obtain a Medallion Signature Guarantee, or have that done.
If you have any questions, please call us at (925) 631-9100.  Please return to 1640 School Street, Moraga CA 94556.

1.	Complete or Correct Name and Address Information if Necessary
Piedmont Office Realty Trust, Inc. Purchase Offer Name: Address: City, State, ZIP:	Price: $10/Share Offer Expires: March 9, 2010

2.	Shares you wish to sell of each Class: ☐ All of my Shares of all Classes

☐  All or   (Quantity) of my Class A Shares                                                                                                ☐  All or   (Quantity) of my Class B-1 Shares

☐  All or   (Quantity) of my Class B-2 Shares                                                                                                ☐  All or   (Quantity) of my Class B-3 Shares

3.	Fill out where applicable, signing to indicate your agreement to the terms of the Offer and the terms on the reverse side of this form.

Owner & Custodian Information		Medallion (office use)
Owner*
     Name: _________________________________
     Signature: ______________________________
     Social Security #: ________________________
     Email Address: __________________________
     Phone Number: __________________________
Date _______
Co-Owner(s) (if applicable) Name(s): _______________________________ Signature(s): ____________________________	Date _______

Custodian (if applicable; MPF will obtain)
     Name: _________________________________
     Signature: ______________________________
     IRA or Tax #: ____________________________
     Phone Number: __________________________
Date _______

* If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) in fact, agent(s), officer(s), or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:

Name: ____________________________                                                                                                    Capacity: _________________________

4.	If any of the following applies, please provide the appropriate documents.
•	Name changes: Certified copy of Marriage Certificate or proof of name change from the court.
•	Power of Attorney: Copy of Power of Attorney document.
•	Estates: Certified Copies of Death Certificate and appropriate Court Documents (no older than 45 days).
•	Corporations: Copy of Corporate Resolution naming the Authorized Signature, with a seal if applicable.

5.	If you have any other REITs or Limited Partnerships you want to sell, please list them here and we will contact you. _______________________________________________________

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., PACIFIC TIME, ON MARCH 9, 2010 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

R14005

Assignment Form
Piedmont Office Realty Trust, Inc.

To participate in the Offer, a duly executed copy of this Assignment Form and any other documents required by this Assignment Form must be received by the Depositary on or prior to the Expiration Date.  Delivery of this Assignment Form or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Please use the pre-addressed, postage-paid envelope provided.  This Assignment Form is to be completed by holders of Shares in Piedmont Office Realty Trust, Inc. (the “Partnership”), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein have the meanings in the Offer.

The undersigned hereby tenders to MPF DeWaay Fund 8, LLC; MPF BADGER Acquisition CO., LLC; Lapis Opportunities Fund II, LP; Red Investments, LP; MPF DEWAAY PREMIER Fund 4, LLC; MPF FLAGSHIP FUND 9, LLC; MPF SPECIAL FUND 9, LLC; MPF FLAGSHIP FUND 12, LLC; SCM Special Fund 2, LP; and MacKenzie Patterson Fuller, LP (collectively the “Purchasers”) the number of Class A and Class B common stock (“Shares”) in the Corporation held by the undersigned as set forth above (or, if “All of my shares of all classes” is checked, then all such Shares of all classes), at a purchase price equal to $10 per Share, less the amount of any dividends made or declared with respect to the Shares between February 8, 2010 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated February 8, 2010 (the “Offer to Purchase”) and in this Assignment Form, as each may be supplemented or amended from time to time (which together constitute the “Offer”).  Receipt of the Offer to Purchase is hereby acknowledged.  Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned sells, assigns, and transfers to, Purchasers all right, title, and interest in and to such Shares which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchasers as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of the Corporation, together with all accompanying evidences of transfer and authenticity, to the Purchasers and, upon acceptance of the tender of such Shares by the Purchasers, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of the Offer.  Upon the purchase of Shares pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).  In addition, by executing this Assignment Form, the undersigned assigns to the Purchasers all of the undersigned’s rights to receive dividends from the Corporation with respect to Shares which are purchased pursuant to the Offer, other than dividends declared or paid through the Expiration Date and to change the address of record for such dividends on the books of the Corporation. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares.

The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchasers, the Purchasers will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim.  Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchasers to be necessary or desirable to complete the assignment, transfer, and purchase of Shares tendered hereby. The undersigned understands that a tender of Shares to the Purchasers will constitute a binding agreement between the undersigned and the Purchasers upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchasers to effect a change of dividend address to MacKenzie Patterson Fuller, LP at 1640 School Street, Moraga, California, 94556. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchasers may not be required to accept for payment any of the Shares tendered hereby. In such event, the undersigned understands that any Assignment Form for Shares not accepted for payment will be destroyed by the Purchasers.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.

Arbitration Agreement: Purchaser and Seller agree that any dispute, claim, or controversy arising out of or related to this agreement or a purchase of Shares shall be resolved by binding arbitration in San Francisco, California before a retired judge.  The arbitration shall be administered by JAMS pursuant to its Arbitration Rules and Procedures (“Rules”).  If one party fails to respond within twenty days after the other party mails a written list of arbitrators by either agreeing to one of the proposed arbitrators or suggesting three or more alternate arbitrators, the proposing party may select the arbitrator from among its initial list and JAMS shall then appoint that arbitrator to preside over the arbitration.  If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the Rules.   Where reasonable, the arbitrator shall schedule the arbitration hearing within four months after being appointed.  The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues.  The arbitrator's decision will be final and binding upon the parties.  A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration, including all JAMS fees; provided that, in the award, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys' fees and costs, arbitrator fees, JAMS fees and costs, and any attorneys' fees and costs incurred in compelling arbitration.  The parties are not waiving, and expressly reserve, any rights they may have under federal securities laws, rules, and regulations.  This agreement will be interpreted, construed, and governed according to federal securities laws and the laws of the State of California; provided that all matters relating to arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.).  If both parties waive their right to arbitrate, then any dispute or claim arising out of or related to this agreement will be subject to the exclusive jurisdiction of Contra Costa County Superior Court for the State of California.  In any such action, Purchaser and Seller expressly submit and consent to the exclusive jurisdiction of Contra Costa County Superior Court and waive all defenses to jurisdiction and venue.